SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                November 6, 1998
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                Date of Report (Date of earliest event reported)


                               NL INDUSTRIES, INC.
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                (Exact name of registrant as specified in charter)



   New Jersey                 1-640                                 13-5267260
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(State or other         (Commission File No.)             (IRS Employer ID No.)
jurisdiction of
incorporation)


           16825 Northchase Dr., Suite 1200, Houston, Texas 77060
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        (Address of principal executive offices)          (Zip Code)


                                (281) 423-3300
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          (Registrant's telephone number, including area code)


                                 Not Applicable
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       (Former name or former address, if changed since last report)

Item 1.     Changes in Control of the Registrant

     The Registrant understands that Valhi Inc. ("Valhi") entered into a Credit Agreement (the "Valhi Credit Facility") dated as of November 6, 1998 among Valhi, Comerica Bank ("Comerica"), U.S. Bank National Association ("U.S. Bank"), and Societe Generale, Southwest Agency ("SoGen," collectively with Comerica and U.S. Bank, the "Banks"), for itself and as the administrative agent, issuing bank and arranger. Valhi's obligations under the Valhi Credit Facility are collateralized by a pledge of 29,974,610 of the Registrant's common shares (approximately 57.5% of the outstanding shares).

     Under the Valhi Credit Facility, the Banks committed to loan to Valhi up to an aggregate of $50 million, although the Registrant understands that no amounts are currently outstanding. The maximum amount that Valhi can borrow under the Valhi Credit Facility can be increased to a maximum of $100 million, if and when additional participating banks commit to loan additional amounts under the Valhi Credit Facility. Borrowings under the Valhi Credit Facility bear interest (i) for base rate borrowings, at the rate announced publicly from time to time by SoGen as its prime rate or 0.5% over the federal funds rate or (ii) for eurodollar borrowings, at a rate of 1.5% over the relevant rate (adjusted for statutory reserve requirements for eurodollar liabilities) at which deposits in U.S. dollars are offered to SoGen's London office in the interbank eurodollar market (the one, two, three or six month rate at Valhi's option). The maturity date of Valhi Credit Facility is November 5, 1999 or such extended maturity date as may be mutually agreed upon. The foregoing summary of the Valhi Credit Facility is qualified in its entirety by reference to Exhibit 99.1, which is incorporated herein by this reference.

Item 5.  Other Events.

     On November 12, 1998 the claims against the Registrant in the previously-reported case of German, et al. v. Federal Home Loan Mortgage Corp., et al., (U.S. District Court, Southern District of New York, Civil Action No. 93 Civ. 6941), were dismissed without prejudice. The time within which the parties may appeal has not yet expired.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          (c)       Exhibits

          Item No.                              Exhibit List

          99.1 Credit Agreement dated as of November 6, 1998 among Valhi, Inc., the financial institutions from time to time that are party thereto and Societe Generale, Southwest Agency, as the administrative agent, issuing bank and arranger, incorporated by reference to Exhibit 1 to Amendment 59 to the Statement on
                   Schedule   13D  filed  with  the   Securities   and  Exchange
                   Commission by Valhi, Inc. and certain other persons on November 23, 1998.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  NL INDUSTRIES, INC.
                                                   (Registrant)


                                                  /s/     David B. Garten
                                                  --------------------------
                                                  David B. Garten
                                                  Vice President & Secretary

Dated:    November 23, 1998